UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 24, 2004

SOLAR ENERGY LIMITED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Peter Tsaparas, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective November 24, 2004, the board of directors of Solar Energy Limited (the "Company") accepted the resignation of Nora Coccaro as the Company's chief executive officer and chief financial officer.

(c) Effective November 24, 2004, the board of directors appointed Peter Tsaparas as the Company's chief executive officer and chief financial officer. Mr. Tsaparas is qualified as a geological engineer who attended the University of Athens and the University of British Columbia. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia and a member of the Canadian Institute of Mining and Metallurgy. Mr. Tsaparas has been involved in the mining industry for over thirty five years and has served as an officer and director of several publicly traded companies in Canada. He has acted as the president and a director of Orex Exploration, Inc. (2003 until 2003), as a director of Artina Resources, Inc. (1998 until 2002) and as the president and a director of Minco Mining and Metals Corporation (1998 until 2001).

The Company has not entered into any related transactions with Mr. Tsaparas and has not entered into any employment agreement in connection with his appointment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Solar Energy Limited

Signature	**Date**
By: /s/ Peter Tsaparas Name: Peter Tsaparas Title: Chief Executive Officer	November 29, 2004